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Exhibit 10.11

FIRST AMENDMENT TO THE
GUESS?, INC.
2002 EMPLOYEE STOCK PURCHASE PLAN

        WHEREAS, Guess?, Inc. (the "Company") maintains the Guess?, Inc. 2002 Employee Stock Purchase Plan (the "Plan");

        WHEREAS, pursuant to Section 20 of the Plan, the Board of Directors of the Company may amend the Plan at any time, subject to certain limitations;

        WHEREAS, the Plan does not clearly address the issuance of shares in book entry form or other uncertificated means and the rights, if any, the holders of such shares may have under the Plan; and

        WHEREAS, the Company wishes to amend the Plan to (i) permit the issuance of shares in book entry form and clarify the rights, if any, the holders of such shares have under the Plan and (ii) reflect certain changes previously made to the Offering Periods under the Plan by resolution of the Board of Directors of the Company on January 18, 2007 pursuant to Sections 4 and 20 of the Plan;

        NOW, THEREFORE, the Plan is hereby amended, retroactively effective as of December 17, 2007, as follows:

SECTION 2

DEFINITIONS

  1.
  Section 2(o) is amended in its entirety to read as follows:

          ""Offering Period" shall mean a period of approximately three (3) months, commencing on the last Monday of the second fiscal month of each fiscal quarter of the Company and terminating on the penultimate Friday of the second fiscal month of each immediately following fiscal quarter of the Company. The duration of Offering Periods may be changed pursuant to Section 4 of the Plan."

SECTION 2

OFFERING PERIODS

  1.
  Section 4 is amended in its entirety to read as follows:

          "Offering Periods.    The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the last Monday of the second fiscal month of each fiscal quarter of the Company and terminating on the penultimate Friday of the second fiscal month of each immediately following fiscal quarter of the Company, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of the Offering Periods (not to exceed 27 months), including the commencement dates thereof, with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the beginning of the first Offering Period to be affected thereunder."

SECTION 9

DELIVERY

  1.
  Section 9 is amended in its entirety to read as follows:

          "Delivery.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall, in its discretion, either: (a) arrange the delivery to the participant or to a record keeping service of a certificate, as appropriate, or (b) issue shares in book entry form to the participant, registered in the name of such participant, in each case, representing the shares purchased upon exercise of his or her option."

SECTION 24

EMPLOYEES' RIGHTS

  1.
  Section 24(c) is amended in its entirety to read as follows:

          "A participant will not be entitled to any privilege of stock ownership as to any shares not actually delivered to the participant pursuant to Section 9 and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery."

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        IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment.

GUESS?, INC.
/s/ CARLOS ALBERINI Name: Carlos Alberini Title: President and C.O.O.

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  Exhibit 10.11
FIRST AMENDMENT TO THE GUESS?, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN